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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 7, 2004 (May 7, 2004)

Sanders Morris Harris Group Inc.
(Exact name of registrant as specified in its charter)

Texas
(State or other jurisdiction of incorporation)

0-30066 (Commission File Number)	76-0583569 (IRS Employer Identification No.)

600 Travis, Suite 3100, Houston, Texas 77002
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (713) 993-4610

(Former name or former address, if changed since last report)

Item 5. Other Events.

        Consistent with the dividend policy previously adopted by Sanders Morris Harris Group Inc. (the "Company"), on May 7, 2004, the Company announced that its board of directors had declared a cash dividend for the second quarter of 2004 in the amount of $0.0375 per share of common stock. The cash dividend will be payable on July 15, 2004 to holders of record of the issued and outstanding common stock as of the close of business on July 1, 2004.

        Any future dividends will be at the discretion of the Company's board of directors after taking into account various factors, including general economic and business conditions, its strategic plans, its financial results and condition, its expansion plans, any contractual, legal and regulatory restrictions on the payment of dividends, and such other factors the board of directors considers relevant.

Item 7. Financial Statements and Exhibits.

  a.
  Financial statements of business acquired

  Not Applicable

  b.
  Pro forma financial information

  Not Applicable

  c.
  Exhibits

  99.1    Press Release.

Item 12. Results of Operations and Financial Condition.

        On May 7, 2004, the Company issued a press release announcing its earnings for the quarter ended March 31, 2004. A copy of the press release is filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANDERS MORRIS HARRIS GROUP INC.
By:	/s/ BEN T. MORRIS Ben T. Morris, Chief Executive Officer

Date: May 7, 2004

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SIGNATURES